PLACEMENT AGENT AGREEMENT

                               September 30, 2004




Dawson James Securities, Inc.
6500 N.W. 6th Way Suite 310
Fort Lauderdale, FL 33309

Dear Sir or Madam:

      The undersigned, Lifesciences Opportunities Incorporated, a Florida company (the "Company"), hereby engages Dawson James Securities, Inc. (the "Placement Agent") as the sole and exclusive selling agent of the Company (the "Agreement") in connection with the proposed offering of certain of its securities to the public (the "Offering") as follows:

      1. Introductory. The Company engages the Placement Agent as the sole and exclusive selling agent of the Company for the purposes of finding subscribers for a minimum of 5,000 shares of Common Stock on an "all or none" basis and a maximum of 10,000 shares of Common Stock on a "best efforts" basis of the Company. The purchase price for the Common Stock (the "Shares") shall be $6.00 per Share. The Placement Agent will commence sale of the Shares on the date ("Effective Date") of the registration statement (as defined hereafter) becomes the effective with the Commission (as defined hereafter) until the termination of the Offering pursuant to the terms of this Agreement.

         The Placement Agent is hereby authorized to engage, at the Placement Agent's option, the services of other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") to assist the Placement Agent in soliciting subscribers and to remit to such broker-dealers the commissions payable to the Placement Agent hereunder as the Placement Agent shall determine.

         The Shares are more fully described in the Registration Statement and the Prospectus referred to below. Unless the context otherwise requires, all references to the "Company" shall include Livesciences Opportunities Incorporated and all presently existing subsidiaries and any entities acquired by the Company on or prior to the date of the acceptance of the Minimum Offering (the "Closing Date").

      2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent as of the date hereof, and as of the Closing Date and any Subsequent Closing Date (as defined hereafter), if any, as follows:

         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (SEC File No. 333-117100) including any related preliminary prospectus (each a "Preliminary Prospectus"), for the registration of the offer and sale of the Shares under the Securities Act of 1933, as amended (the "Act"), which registration statement and any amendment or amendments have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act. The Registration Statement with respect to the Shares, including any Preliminary Prospectus, copies of which have heretofore been delivered to the Placement Agent, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations thereunder. Following execution of this Agreement, the Company will promptly file (i) if the Registration Statement has been declared effective by the Commission a Prospectus under Rule 424(b) under the Act, in form satisfactory to the Placement Agent, or (ii) in the event the registration statement has not been declared effective, a further amendment to said registration statement in the form heretofore delivered to the Placement Agent and will not, before the registration statement becomes effective, file any other amendment thereto unless the Placement Agent shall have consented thereto after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof is hereinafter called the "Registration Statement" and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

         (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or Prospectus or any part thereof and no proceedings for a stop order have been instituted or are pending or, to the best knowledge of the Company, threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and the Rules and Regulations, and neither the Preliminary Prospectus, the Registration Statement nor the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by or on behalf of the Placement Agent expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus.

         (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and each Subsequent Closing Date and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Placement Agent or any selling agent, the Registration Statement and the Prospectus will contain all material statements which are required to be stated therein in compliance with the Act and the Rules and Regulations, and will in all material respects conform to the requirements of the Act and the Rules and Regulations; neither the Registration Statement, nor any amendment thereto, at the time the Registration Statement or such amendment is declared effective under the Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus at the time the Registration Statement becomes effective, at the Closing Date and at any Subsequent Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information supplied to the Company in writing by or on behalf of the Placement Agent expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

         (d) The Company has been duly incorporated and is now, and at the Closing Date and any Subsequent Closing Date will be, validly existing as a corporation in good standing under the laws of the State of Florida.

         (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" and will have the adjusted capitalization set forth therein on the Closing Date and the Subsequent Closing Date, if any, based upon the assumptions set forth therein. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for the Company to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as otherwise described in the Prospectus. The Shares and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company, or similar contractual rights granted by the Company to subscribe for or purchase securities.

         (f) The financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. Other than as described in the Prospectus, there has been no material adverse change or development involving a prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business, or results of operation of the Company, whether or not arising in the ordinary course of business, since the dates of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company, conform in all material respects to the descriptions thereof contained in the Registration Statement and in the Prospectus.

         (g) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided herein; and this Agreement has been duly authorized, executed and delivered by the Company. The Agreement constitutes a legally valid and binding agreement of the Company, subject to due authorization, execution and delivery by the Placement Agent, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors, rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

         (h) The Company is not aware of any violation in any material respect of any domestic or foreign laws, ordinances or governmental rules or regulations to which it is subject.

         (i) The Company has not incurred any liability and there are no arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any of its officers, directors, employees or affiliates that may adversely affect the Placement Agent's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

         (j) Except as set forth in the Prospectus under "Certain Transactions", there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, or principal shareholder of the Company, or any affiliate or associate of any such person or entity.

      3. Representations, Warranties and Covenants of the Placement Agent. You represent, warrant, covenant and agree with the Company as follows:

         (a) Placement Agent is registered as a broker-dealer with the Commission and is a member of the NASD, and is in good standing with the Commission and the NASD.

         (b) Placement Agent and each of its employees and representatives who shall perform any of the services required hereunder to be performed by Placement Agent shall be duly authorized and shall have all licenses, approvals and permits necessary, to perform such services contemplated by this Agreement, and Placement Agent is a registered selling Placement Agent in the jurisdictions in which the Shares are to be offered for sale by Placement Agent and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares by the Placement Agent.

         (c) There is not now pending nor, to Placement Agent's knowledge, threatened against Placement Agent any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Placement Agent's activities as a broker-dealer.

         (d) With respect to your participation in the offer and sale of the Shares in the offering, the Placement Agent agrees to comply and shall comply with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the Rules of the NASD, specifically including, but not in any way limited to, Rules 2440, 2730, 2740, and 2750 therein. In particular, the Placement Agent agrees to handle any funds received for the purchase of Shares in accordance with Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Placement Agent shall, in accordance with applicable law or as prescribed by any state securities administrator, provide to any prospective investor copies of any prescribed document that is part of the Registration Statement.

         (e) In offering the Shares for sale, the Placement Agent shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to you for such purpose by the Company.

         (f) The Placement Agent shall solicit purchases of the Shares only in the jurisdictions in which the Placement Agent is legally qualified to so act and in which the Company has advised it that such solicitations can be made.

         (g) The Placement Agent will submit subscriptions to the Company only on the form that is included as an attachment to the Prospectus. The Placement Agent understands and acknowledges that the Subscription Agreement must be executed and initialed by the subscriber as described in the instructions that accompany the Subscription Agreement.

         (h) In offering the Shares to any person, the Placement Agent shall have reasonable grounds to believe (based on information, including without limitation, the investment objectives, other investments, financial situation and needs of the person or any other information known by the Placement Agent after due inquiry) that:

                           (i) such person has the capability of understanding
the fundamental aspects of the Company; and

                           (ii) such person has apparent understanding of: (A)
the fundamental risks and possible financial hazards of this type of investment;
(B) the lack of liquidity of this investment; and (C) the tax consequences of the investment.

      The Placement Agent acknowledges that suitability standards are higher in certain states. The Placement Agent shall maintain, for at least four years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

         (i) Prior to offering the Shares for sale, the Placement Agent shall have conducted an inquiry such that it has reasonable grounds to believe, based on information made available to it by the Company through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, the Placement Agent may obtain, upon request, additional information on material facts.

      Prior to the sale of the Shares, the Placement Agent shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.

4. Offering.

         (a) The Placement Agent is to make an all or none, best efforts public offering of the Shares as soon or after the Effective Date of the Registration Statement as the Placement Agent deems advisable so to do. The Shares are to be initially offered to the public at the initial public offering price as provided for in the Prospectus (such price is hereinafter called the "public offering price"). The Offering will continue until the earliest of (a) __________ months from the date of the Prospectus, (b) all of the Shares have been sold, or (c) such date as the Company and the Placement Agent shall agree (the "Termination Date").

         (b) Each person desiring to purchase Shares through the Placement Agent will be required to complete and execute the Subscription Agreement and to deliver such document to the Placement Agent, together with a check payable to the order of "Lifesciences Opportunities Incorporated Escrow" in the amount of $6.00.00 per Share. The Placement Agent shall forward any such Subscription Agreement and check to the Escrow Agent as soon as practicable, but in any event by the end of the second business day following receipt by the Placement Agent of the Subscription Agreement and check. The Company will have representatives available to review the Subscription Agreement in order to determine whether it wishes to accept the proposed purchaser as a Member, it being understood that the Company reserves the unconditional right to reject the tender of any Subscription Agreement and check. The Company will promptly notify the Placement Agent of any rejection, and the Placement Agent shall send the check and the Subscription Agreement to the Escrow Agent with directions to promptly return both the Subscription Agreement and check to the rejected subscriber.

         (c) Placement Agent Compensation.

                           (i)      The Company agrees to pay the Placement
Agent a selling commission of 10% of the sales price for each Share sold from the Offering, as set forth in the Prospectus under the caption "Plan of Distribution" Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber's Subscription Agreement, which it may do for any reason or for no reason, as set forth in the form of Subscription Agreement or if the Company fails to sell at least 5,000 Shares prior to the Termination Date. In addition, the Company shall pay the Placement Agent in cash, a non-accountable expense allowance, equal to three percent (3%) of the aggregate dollar value of all sales at such Closing Date.

                           (ii) Following the selling commissions paid on the
Closing Date, all subsequent selling commissions payable to the Placement Agent will be paid on a monthly basis (the "Subsequent Closing Dates"), substantially concurrently with the acceptance of a subscriber by the Company, in an amount equal to the selling commissions payable with respect to such Shares; provided however, the Company reserves the right, at its sole discretion, to change the frequency of the payment of such commissions to a monthly basis; provided further that in no event will selling commissions be paid or payable prior to sale by the Company of not less than 5,000 Shares ($30,000) and release of funds with respect thereto from escrow.

      5. Covenants. The Company covenants and agrees with the Placement Agent as follows:

         (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Exchange Act: (i) before termination of the offering of the Shares by the Placement Agent which the Placement Agent shall not previously have been advised and furnished with a copy; or (ii) to which the Placement Agent shall have objected; or (iii) which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

         (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Placement Agent and confirm by notice in writing: (i) when the Registration Statement, as amended, becomes effective, and when any post-effective amendment to the Registration Statement becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution or proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission or regulatory authority shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

         (c) The Company shall file the Prospectus (in form and substance satisfactory to the Placement Agent) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Placement Agent pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the effective date of the Registration Statement.

         (d) The Company will give the Placement Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Placement Agent in connection with the Offering of the Shares, which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), will furnish the Placement Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Placement Agent or Placement Agent's legal counsel ("Placement Agent's Counsel"), shall reasonably object.

         (e) The Company shall cooperate in good faith with the Placement Agent, and Placement Agent's Counsel, at or prior to the time the Registration Statement becomes effective, in endeavoring to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Placement Agent may reasonably designate, and shall cooperate with the Placement Agent and Placement Agent's Counsel in the making of such applications, and filing such documents and shall furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Placement Agent agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

         (f) During the time when the Prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when the Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Placement Agent's Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Placement Agent promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be reasonably satisfactory to Placement Agent's Counsel, and the Company will furnish to the Placement Agent a reasonable number of copies of such amendment or supplement.

         (g) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

      6. Payment of Expenses. The Company hereby agrees to pay on each of Closing Date and the Subsequent Closing Date (to the extent not paid at the Closing Date) all its expenses and fees (other than fees of Placement Agent's, counsel, except as provided in (iv) below) incident to the performance of the obligations of the Company under this Agreement, including, without limitation:

                  (i) the fees and expenses of accountants and counsel for the Company;

                  (ii) all costs and expenses incurred in connection with the preparation, duplication, mailing, printing and filing of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery of this Agreement, any Selling Group Agreement, Escrow Agreement, and related documents, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments thereof or supplements thereto supplied to the Placement Agent in quantities as hereinabove stated;

                  (iii) the printing, engraving, issuance and delivery of the Shares including any transfer or other taxes payable thereon;

                  (iv) disbursements and fees in connection with the qualification of the Shares under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any; and

                  (v) the fees payable to the NASD.

                  All fees and expenses payable to the Placement Agent hereunder shall be payable at the Closing Date or Subsequent Closing Date, as applicable; provided, however, the Company shall pay such fees and costs in advance of the Closing Date if requested by the Placement Agent. The Placement Agent shall be responsible for all of its own costs of counsel.

      7. Conditions of the Placement Agent's Obligations. The obligations of the Placement Agent hereunder shall be subject to the continuing accuracy in all material respects of the representations and warranties of the Company herein as of the Closing Date and each Subsequent Closing Date, if any, as if they had been made on and as of the Closing Date or each Subsequent Closing Date, as the case may be; the accuracy on and as of the Closing Date or Subsequent Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Subsequent Closing Date, if any, of each of its material covenants and obligations hereunder and to the following further conditions:

         (a) The Registration Statement shall have be declared effective by the Commission not later than 5:30 P.M., Florida time, on March 31, 2005 or such later date and time as shall be consented to in writing by the Placement Agent, and, at Closing Date and each Subsequent Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated to the knowledge of the Company by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Placement Agent's Counsel.

         (b) The Placement Agent shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Placement Agent's opinion, and the opinion of its counsel is material or omits to state a fact which, in the Placement Agent's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Placement Agent's reasonable opinion, or the opinion of its counsel is material, or omits to state a fact which, in the Placement Agent's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) On each of Closing Date and Subsequent Closing Date, if any, there shall have been duly tendered to the Placement Agent for its accounts the appropriate number of Shares against payment therefore.

         (d) No order suspending the sale of the Shares in any jurisdiction designated by the Placement Agent pursuant to subsection (e) of Section 5 hereof shall have been issued on either the Closing Date or the Subsequent Closing Date, if any, and no proceedings for that purpose shall have been instituted or to its knowledge or that of the Company shall be contemplated.

                  If any condition to the Placement Agent's obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Subsequent Closing Date, as the case may be, is not so fulfilled, the Placement Agent may terminate this Agreement or, if the Placement Agent so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

      8. Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Placement Agent, including specifically each person who controls the Placement Agent ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages, reasonable expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Placement Agent or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained
(i) in any Preliminary Prospectus (except that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Placement Agent or to the benefit of any person controlling the Placement Agent on account of any loss, claim, damage, liability or expense arising from the sale of the Shares by the Placement Agent to any person if a copy of the Prospectus, as amended or supplemented, shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, as amended and supplemented, and such correction would have eliminated the loss, claim, damage, liability or expense), the Registration Statement or the Prospectus (as from time to time amended and supplemented);
(ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included Shares of the Company issued; or
(iii) in any application or other document or written communication (in this Section 8 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASD Regulations; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless in any case above such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by or on behalf of such Placement Agent, through its Counsel, directly or through the Placement Agent, expressly for use in an Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, in any post-effective amendment, new registration statement or prospectus or in any application, as the case may be.

      The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

         (b) The Placement Agent, severally but not jointly, hereby indemnifies and holds harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, its agents and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto in any post-effective amendment, new registration statement or prospectus, or in any application made in reliance upon, and in conformity with, written information furnished to the Company with respect to the Placement Agent by such Placement Agent expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any post-effective amendment, new registration statement or prospectus, or in any such application, directly related to the transactions effected by the Placement Agent in connection with this offering; provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, in any post-effective amendment, new registration statement or prospectus or in any such application, provided, further, that the liability of the Placement Agent to the Company shall be limited to the product of the Placement Agent's commission for the Shares multiplied by the number of Shares sold by the Placement Agent hereunder. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Plan of Distribution" have been furnished by the Placement Agent expressly for use therein, and any information furnished by or on behalf of the Placement Agent filed in any jurisdiction in order to qualify the Shares under State Securities laws or filed with the Commission or the NASD constitute the only information furnished in writing by or on behalf of the Placement Agent for inclusion in the Prospectus, and the Placement Agent hereby confirms that such statements and information are true and correct in all material respects on the date hereof and do not omit a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall be so on each Closing Date and Subsequent Closing Date.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party may assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnifying party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 8 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided however, that such consent was not unreasonably withheld.

         (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 8, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 8 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Shares or (B) if the allocation provided, by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Placement Agent is the indemnified party the relative benefits received by the Company on the one hand, and the Placement Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total commissions received by the Placement Agent hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. he contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

      9. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and the Subsequent Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the Placement Agent.

      10. Effective Date. This Agreement shall become effective concurrent with the Registration Statement becoming effective.

      11. Termination.

         (a) The Placement Agent shall have the right to terminate this
Agreement: (i) if any calamitous domestic or international event or act or occurrence has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt general securities markets in the United States; or (ii) if the United States shall have become involved in a war or major hostilities; or (iii) if a banking moratorium has been declared by a Florida State or federal authority; or (iv) if a moratorium in foreign exchange trading has been declared; or if the Company shall have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; or (v) if there shall have been such material adverse change in the conditions or prospects of the Company, involving a change not contemplated by the Registration Statement, or (vi) if there shall have been such material adverse general market conditions as in the Placement Agent's reasonable judgment would make it inadvisable to proceed with the Offering, sale or delivery of the Shares.

         (b) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 10 and 11 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 6(b) shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

      12. Default by the Company. If the Company shall fail at the Closing Date or any Subsequent Closing Date, as applicable, to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Subsequent Shares to be purchased on an Subsequent Closing Date, the Placement Agent may, at the Placement Agent's option, by notice from the Placement Agent to the Company, terminate the Placement Agent's obligations under this Agreement. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

      13. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at the address provided herein. Notices to the Company shall be directed to the Company at the address provided herein.

      14. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Placement Agent, the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and their respective heirs and legal representatives and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from the Placement Agent shall be deemed to be a successor by reason merely of such purchase.

      15. Governing Law/Construction/Jurisdiction.

         (a) This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

         (b) The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any Florida State Court, or in the United States District Court for the State of Florida, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the State of Florida. Each of the Company and the Placement Agent further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such court or courts located within the State of Texas, and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

      16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

      17. Waiver. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

      18. Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

      19. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

      20. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

      21. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among us.

                                Very truly yours,

                                LIFESCIENCES OPPORTUNITIES INCORPORATED


                                By: /s/Robert D. Keyser
                                    ---------------------------------------
                                Name: Robert D. Keyser
                                      -------------------------------------
                                Its: President



Confirmed and accepted as of
the date first above written

DAWSON JAMES SECURITIES, INC.



By:/s/Albert Poliak
Name:  Albert Poliak
Its:  President




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